UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2026
TEXTRON INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-5480	05-0315468
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
40 Westminster Street, Providence, Rhode Island  02903
(Address of principal executive offices)
Registrant’s telephone number, including area code: (401) 421-2800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock – par value $0.125	TXT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2026, the Board of Directors of Textron Inc. (“Textron”) elected Cristina Méndez as a member of the Board effective February 15, 2026. Ms. Méndez is Executive Vice President and Chief Financial Officer of Otis Worldwide Corporation where she oversees a wide range of functions, including Investor Relations, Financial Planning and Analysis, Internal Audit, Tax, Treasury and Corporate Real Estate. Otis is the world’s leading elevator and escalator manufacturing, installation and service company, with $14 billion in net sales in 2024 and customers in over 200 countries.

Prior to her role as CFO, to which she was appointed in 2024, Ms. Méndez served as Senior Vice President, Finance & Transformation for Otis’ EMEA (Europe, the Middle East and Africa) region, which is comprised of more than 40 countries, a role she began in 2022. Before joining Otis, she served as a senior finance executive in the global telecommunications industry for over 15 years, most recently from 2017 to 2022 as Senior Vice President, Director FPA of Telefónica Deutschland, a publicly listed subsidiary of Telefónica Group, one of the world’s largest telecommunications companies, where she oversaw financial operations and strategic initiatives. From 2007 to 2017, she held various senior finance roles at Telefónica Group, with a focus on strategic and financial planning across the international operating business.

Ms. Méndez will participate in Textron’s Director Compensation Program as described in Exhibit 10.16 to Textron’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024, which is incorporated by reference herein, as such Program may be revised from time to time. Textron and Ms. Méndez will also enter into Textron’s standard Directors Indemnity Agreement, pursuant to which Textron will, subject to certain limitations, indemnify Ms. Méndez in connection with any claim arising in connection with her service as a Textron Director and will advance and pay her expenses incurred in connection with such claims.

Ms. Mendez will serve on the Board’s Audit Committee and Nominating and Corporate Governance Committee. Textron’s Board has determined that Ms. Méndez is independent under the New York Stock Exchange’s listing standards, and qualifies as an “audit committee financial expert” as defined by Securities and Exchange Commission rules.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

By:	/s /E. Robert Lupone
E. Robert Lupone
Executive Vice President, General Counsel and Secretary

Date: January 30, 2026